EXHIBIT 99.3

SavMobi Technology Inc.

(the “Company”, Ticker: SVMB)

Minutes of the Board of Directors’ Meeting held at Building B8, China Zhigu, Yinhu Street, Fuyang District, Hangzhou, Zhejiang, China on January 5, 2023 at 2:00 pm.

Present:	CHEN XinXin

Guowei Zhang

1.	Appointment of Director

IT WAS RESOLVED THAT Mr.Guowei Zhang be and hereby appointed as Director of the company with immediate effect. And Mr.CHEN Xinxin retains his position.

2.	Closure of business

There being no other business, the Chairman declared the meeting closed.

Guowei Zhang

Chairman